TRANS-ORIENT PETROLEUM LTD.
                   (herein "Trans-Orient" or the "Company")

                          UNIT SUBSCRIPTION AGREEMENT

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Instructions to Complete this Subscription for Units of Trans-Orient Petroleum Ltd.

1.  Enter number of Units, Name and Sign on page 10.
2. Registration or Delivery Instructions (if different from page 10) (Complete page 11)
3.  Canadian Accredited Investors only -  Complete and Sign pages 12-13
4. Canadian Securities Commission Forms. Individual Subscribers complete and sign pages 14-15; Corporate Subscribers complete and sign pages 16-18.
5. U.S. subscribers only - Certificate of U.S. Person. Complete and sign pages 19-22)
6.  Send funds and completed forms to Trans- Orient Petroleum Ltd.
    Make cheque payable to "Trans-Orient Petroleum Ltd.".

TO:                                         Dated for reference June 6th, 2002

Trans-Orient Petroleum Ltd.
887 Helmcken Street
Vancouver, B.C. V6Z 1B1
Telephone (604) 682-6496 Fax (604) 682-1174

Re:  Purchase of US $0.20 Trans-Orient Units Exempt from Prospectus
Requirements

1.  Subscription Commitment

1.1 The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from Trans-Orient Petroleum Ltd. (the "Company"), subject to the terms and conditions set forth herein, that number of units (the "Units") of the Company set out above the Subscriber's name on the execution page (10) of this agreement (the "Subscription") at the price per Unit of US$0.20 (the "Subscription Price") (the "Offering"). It is understood that the Units are part of a private placement of up to one million Units to be privately placed by the Company. Subject to the terms hereof, this Subscription will be effective upon its acceptance by the Company. By acceptance of and agreement to this Subscription, the Company covenants, agrees and confirms that the Subscriber will have the benefit of all representations, warranties, covenants and conditions set forth herein.

2.  Description of Securities - Share and Two Year Warrant

2.1 Each Unit consists of one common share in the capital of the Company and one non-transferable common share purchase warrant (herein referred to as a "Warrant").

2.2 Each Warrant will entitle the Subscriber to purchase one additional common share (a "Warrant Share") of the Company, at a price of US$0.25 per Warrant Share, at any time until 4:30 p.m. (Vancouver time) on the first business day that is one year from the Closing Date (as hereinafter defined) and thereafter at a price of US$0.30 per Warrant Share, at any time until 4:30 p.m. (Vancouver time) on the first business day that is two years from the Closing Date.

2.3 The Warrants will be governed by the terms and conditions set out in certificates representing the Warrants (the "Warrant Certificates").

2.4 The Shares and Warrants are herein the "Units" and together with the Warrant Shares are herein collectively referred to as the "Securities".

3.  Payment, Subscription Forms and Closing

3.1 The Subscriber shall complete, sign and return to the Company as soon as possible:

     (a)  Signature page (10), including:

          (i) if registration of the Units is different, a direction to the Company with respect to registration and delivery instructions (page 11); and

         (ii) a confirmation of Subscriber's current shareholdings of the Company (page 10); and

     (b)  Securities Regulatory Authority Forms

          (i) if the Subscriber is an individual, a Form 45-903F1 in the form attached (pages 14-15) or if the Subscriber is a corporation, a 45-903F2 in the form attached (pages 16-18);

         (ii) Accredited investor Form if your subscription is for less than Cdn $97,000(page 12-13) and

        (iii) if the Subscriber is a U.S. Person, a "Certificate of U.S. Person" (pages 19-22).

3.2 On request by the Company, the Subscriber agrees to complete and deliver any other documents, questionnaire, notices and undertakings as may possibly be required by regulatory authorities, stock exchanges and applicable law to complete the transactions contemplated by this Agreement. Delivery and payment for the Units will be completed by the Company at its offices located at 887 Helmcken Street, Vancouver, British Columbia, V6Z 1B1, on or about June 12th, 2002 or such other date or dates and at such time as the Company shall determine (the "Closing Date") at which time certificates representing the Shares and Warrants will be available against payment funds for delivery to the Subscriber as the Subscriber shall instruct.

3.3 Funds may be advanced to the Company from time to time, however the twelve month hold period and the warrant expiry date will run from the Closing Date notwithstanding the earlier advance of funds.

4.  Subscriber's Acknowledgements - Exemptions

4.1  The Subscriber acknowledges and agrees that:

   (a) the Securities have not been registered under the United States Securities Act of 1933 (the "1933 Act"), or under any state securities laws, and cannot be offered or resold in the United States without registration under the 1933 Act and the securities laws of all applicable states of the United States unless an exemption from registration is available or registration is not required pursuant to Regulation S under the 1933 Act and the Company has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities;

   (b) its decision to execute this Subscription and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and that its decision is based entirely upon its review of information which has been filed by the Company with the British Columbia Securities Commissions, or intended compliance, with applicable securities legislation and the Company's website (collectively the "Public Record") including the Company's audited financial statements for the year ended July 31, 2001 and the unaudited financial statements for the six months ended January 31, 2002 (collectively the "Financial Statements");

   (c) no prospectus has been filed by the Company with any securities commission or similar authority, in connection with the issuance of the Securities, and the issuance and the sale of the Units is subject to such sale being exempt from the prospectus requirements of the Securities Act (British Columbia) (the "B.C. Act"), and accordingly:

           (i) the Subscriber is restricted from using certain of the civil remedies available under such legislation;

          (ii) the Subscriber may not receive information that might otherwise be required to be provided to it under such legislation; and

         (iii) the Company is relieved from certain obligations that would otherwise apply under such legislation;

   (d) the Subscriber (or others for whom the Subscriber is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Company is in no way responsible) for compliance with applicable resale restrictions;

   (e) to the knowledge of the Subscriber, the sale of the Securities was not accompanied by any advertisement;

   (f) the offer made by this Subscription is irrevocable (subject to the right of the Company to terminate this Subscription) and requires acceptance by the Company;

   (g) this Subscription is not enforceable by the Subscriber unless it has been accepted by the Company and the Subscriber waives any requirement on the Company's behalf to communicate its acceptance for this Subscription to the Subscriber;

   (h) the Securities are speculative investments which involve a substantial degree of risk;

   (i) the Subscriber has had access to and has received all such information concerning the Company that the Subscriber has considered necessary in connection with the Subscriber's investment decision;

   (j) if the Subscriber is purchasing less than Cdn. $97,000 of Units it is an Accredited Investor as defined on the accompanying form

   (k) the subscription proceeds will be available to the Company on closing in whole or in part of the Offering and will not be returned to the Subscriber;

   (l) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

   (m) the Company will rely on the representations and warranties made herein or otherwise provided by the Subscriber to the Company in completing the sale and issue of the Shares to the Subscriber.

5.  Subscriber's Status - Beneficial Owner, Exempt Purchaser, Residency

5.1 The Subscriber hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive closing of the Offering) that:

   (a) it is purchasing the Units as principal for its own account, it is purchasing such Units not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities; and

           (i) it is purchasing as principal and as Accredited Investor and is relying on the exemption which requires that pages 12-13 (if the Subscriber is an individual) or pages 16-18 (if the Subscriber is a corporation) be signed and delivered to the Company together with the Accredited Investor certificate;

          (ii) it is a director or officer of the Company or of its affiliates;

         (iii) it is a spouse, parent, brother, sister, child or close personal friend of a senior officer or director of the Company or of an affiliate of the Company; or

          (iv) it is not an individual but it is a corporation, all the voting securities of which are owned by one or more of a senior officer or director of the Company or of an affiliate of the Company, or of the classes of persons referred to in subparagraph 5.1(a)(iii) above; or

           (v) it is an individual resident in British Columbia and it will have an aggregate acquisition cost of purchasing the Units of not less than Cdn.$97,000 in B.C; or

          (vi) it is not an individual but is a corporation, partnership, trust, fund, association or any other organization of a group of persons resident in British Columbia, it was not created solely, nor is it used primarily, to permit a group of individuals to purchase securities without a prospectus and it will have an aggregate acquisition cost of purchasing the Units of not less than Cdn.$97,000 or, if it is such an entity created or used primarily for such purpose, each of the individuals who form part of the group has contributed at least Cdn.$97,000 to such entity for the purpose of purchasing the Units; or

         (vii) it is resident in a jurisdiction outside of Canada and it acknowledges that:

                    A. no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

                    B. there is no government or other insurance covering the Securities;

                    C. there are risks associated with the purchase of the Securities;

                    D. there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

                    E. the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell the Securities under the Securities Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to the Subscriber.

   (b) if the Subscriber is not purchasing as principal for its own account, it is duly authorized to enter into this Subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser and the aggregate acquisition cost for such Units is not less than Cdn.$97,000, and:

           (i) is resident in British Columbia and is a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Subscriber is purchasing the Units as an agent or trustee for accounts that are fully managed by the Subscriber; or

          (ii) is resident in British Columbia and is an advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Subscriber is registered as an advisor under the B.C. Act or the Subscriber is exempt from such registration and the Subscriber is purchasing the Units as an agent for accounts that are fully managed by the Subscriber; or

         (iii) it is acting as agent for one or more disclosed principals, each of which principals is purchasing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Units, and the purchase cost of Units of each of whose principals complies with paragraphs a(ii) or (iv).; or

          (iv) it carries on business as a portfolio manager outside of Canada and has completed a Corporate Placee registration Form and makes the acknowledgements set out in subparagraph 5.1(a)(iv) above.

   (c) in the case of the purchase by the Subscriber of Units as agent for a disclosed principal, each beneficial purchaser of the Units for whom the Subscriber is acting is purchasing as principal for its own account and not for the benefit of any other person, a sufficient number of Units so that each such purchaser has an aggregate acquisition cost for such Units of not less than Cdn.$97,000, or the Subscriber is purchasing pursuant to the provisions of subparagraph 5.1(a)(i) above, then the Subscriber is an agent with due and proper authority to execute all documentation in connection with the purchase on behalf of the beneficial purchaser and this Subscription has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of the disclosed principal enforceable against it;

   (d) if the Subscriber is not an individual or a corporation, each member of the partnership, syndicate or other unincorporated organization which is the beneficial purchaser, or each beneficiary of the trust which is the beneficial purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Units of at least Cdn.$97,000 or is an Accredited Investor;

   (e) the Subscriber has no knowledge of a "material fact" or "material change", as those terms are defined in the B.C. Act, in respect of the affairs of the Company that has not been generally disclosed to the public;

   (f) the Subscriber and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the execution page of this Subscription;

   (g) the Subscriber has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription on behalf of the Subscriber;

   (h) the entering into of this Subscription and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

   (i) the Subscriber has duly and validly authorized, executed and delivered this Subscription and except as specifically provided otherwise herein, it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

   (j) in connection with the Subscriber's investment in the Securities, the Subscriber has not relied upon the Company or the Company's legal counsel or advisers for investment, legal or tax advice, and has, if desired, in all cases sought the advice of the Subscriber's own personal investment advisor, legal counsel and tax advisers and the Subscriber is either experienced in or knowledgeable with regard to the affairs of the Company, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Securities;

   (k) no person has made to the Subscriber any written or oral representations:

           (i)  that any person will resell or repurchase the Securities;

          (ii) that any person will refund the purchase price for the Securities;

         (iii)  as to the future price or value of the Securities; or

          (iv) that the Securities will be listed and posted for trading on any stock exchange or that application has been made to list the common shares of the Company on any stock exchange other than the OTCBB;
   (l) unless the Subscriber completes the certificate of U.S. Person included herein (in which case the Subscriber represents, warrants and covenants to the Company as to the accuracy of all matters set out therein), the Securities are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

           (i) the transfer or assignment of any rights or interests in any of the Securities;

          (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

         (iii)  the voting of the Securities; and

          (iv) the Subscriber has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; and

           (v) the Subscriber represents that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

   (m) unless the Subscriber has executed and delivered to the Company herewith the certifications set forth in the certificate of U.S Person included herein (pages 19 -22):

           (i) the Subscriber is not a "U.S. Person" (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

          (ii) the Subscriber was outside the United States at the time of execution and delivery of this subscription agreement;

         (iii) no offers to sell the Securities were made by any person to the Subscriber while the Subscriber was in the United States;

          (iv) the Subscriber acknowledges that the Securities have not been registered under the United States Securities Act of 1933 (the "1933 Act"), and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available. The Subscriber understands that the Company has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities;

           (v) the Subscriber acknowledges that any person who exercises a Warrant will be required to provide to the Company either.

                   (A) written certification that it is not a U.S. Person and that such Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of; a U.S. Person; or

                   (B) a written opinion of counsel or other evidence satisfactory to the Company to the effect that the Warrants and the Warrant Shares have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder.

   (n) the Subscriber will comply with the applicable provisions of the B.C. Act and any other relevant securities legislation concerning the purchase and holding of the Securities and any resale of the Securities. The Subscriber, on its own behalf and on behalf of others for whom the Subscriber is contracting hereunder, acknowledges that the decision to purchase the Securities and to acquire the Securities issuable on exercise thereof was made solely on the basis of the Public Record and other publicly available information;

   (o) The Subscriber acknowledges and agrees that except as may otherwise by provided for in the Agency Agreement, all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber;

   (p) if the Subscriber is resident of an International Jurisdiction (defined in this Subscription to mean a country other than Canada or the United States) then:

           (i) the Subscriber is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined in this Subscription to mean, in respect of each and every offer or sale of Units, the securities legislation having application and the rules, policies, notices and orders issued by the securities regulatory authorities having jurisdiction over the Subscriber and the Private Placement (other than the laws of Canada and the U.S.) which would apply to this subscription, if there are any;

          (ii) the Subscriber is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the International Securities Laws of that International Jurisdiction and or, if such is not applicable, the Subscriber is permitted to purchase the Subscriber's Units under the International Securities Laws of the International Jurisdiction without the need to rely on exemptions;

         (iii) the International Securities Laws do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

          (iv) the Securities are being acquired for investment only and not with a view to resale and distribution and the distribution of the Securities to the Subscriber by the Company complies with all International Securities Laws.

6.  Trans-Orient's Representations

6.1 The Company represents and warrants to the Subscriber that, as of the date of this Subscription and at each Closing hereunder:

   (a) the Company and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

   (b) the Company has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities;

   (c) the Company and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Company or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

   (d) the authorized and issued capital of the Company consists of an unlimited number of common shares without par value, of which 1,416,823 common shares are issued and outstanding as at the date hereof ;

   (e) the Public Record together with this subscription and any other written representations made by the Company to an investor or potential investor in connection with the offer and sale of the Units are accurate in all material respects and omit no fact, the omission of which would make such representation misleading in light of the circumstances in which such representation was made;

   (f) the Financial Statements accurately reflect the financial position of the Company as at the date thereof, and no adverse material changes in the financial position of the Company have taken place since January 31, 2002 except as has been disclosed in the Public Record;

   (g) the creation, issuance and sale of the Securities by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Company is a party;

   (h) the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Company will reserve sufficient shares in the treasury of the Company to enable it to issue the Shares and Warrant Shares;

   (i) this Subscription has been duly authorized by all necessary corporate action on the part of the Company and, subject to acceptance by the Company, constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms;

   (j) the Company and its subsidiaries are duly registered or licensed to carry on business in the jurisdictions in which they carry on business or own property or assets;

   (k) neither the Company nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Company's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

   (l) no order ceasing or suspending trading in the securities of the Company nor prohibiting sale of such securities has been issued to the Company or its directors, officers or promoters and to the best of the Company's knowledge no investigations or proceedings for such purposes are pending or threatened;

   (m) at the Closing Date, every consent, approval, authorization or order that is required for the transactions herein contemplated to occur at Closing will have been obtained and will be in effect;

   (n) except as set out in the the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Company or any other security convertible or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Company;

   (o) the Company is under Canadian laws a "reporting issuer" in the Province of British Columbia (the "Reporting Jurisdiction") within the meaning of the Securities Act of that jurisdiction, and is not included on the list of defaulting reporting issuers maintained by the Securities Commissions in that jurisdiction; and

   (p) the issued and outstanding common shares of the Company are listed and posted for trading on the OTCBB.

7.  No Contractual Right of Action for Rescission

7.1 The Subscriber acknowledges that it will not receive a copy of the Offering Memorandum in connection with this Subscription and is not entitled to contractual rights of action.

8.  Resale Restrictions and Legending of Securities

8.1 The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or any proposed transferee. The Company is a reporting issuer in the Reporting Jurisdictions only. Accordingly, the Subscriber, if resident in any other province or territory of Canada, acknowledges and agrees that the applicable hold periods applicable in such other jurisdictions may be of indefinite length. The Subscriber acknowledges and agrees that it should consult its own counsel with respect to the applicable hold period in the jurisdiction in which it is a resident.

8.2 Any shares of the Company issued pursuant to this Offering as part of a Unit or acquired on exercise of a Warrant will be subject to restrictions on resale for a period of twelve months from the closing of this Offering in British Columbia. The Subscriber hereby acknowledges that a legend will be placed on the certificates representing the Securities to the effect that the securities represented thereby are subject to a twelve (12) month (from Closing) hold period in the Reporting Jurisdiction The Subscriber further acknowledges that in the event that any Warrant is exercised by the Subscriber prior to the expiring of the hold period, a legend will be placed on the certificates representing the Warrant Shares to the effect that the securities represented by such certificates are subject to a twelve month hold period from Closing Date.

8.3 The Subscriber acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any State of the United States and that the Company does not intend to register same under the 1933 Act, or the securities laws of any State of the United States and has no obligation to do so. The Securities may not be offered or resold in the United States unless registered in accordance with federal securities laws and all applicable State securities laws or exemptions from such requirements are available.

8.4 The Subscriber will abide by any hold period imposed by a securities regulatory authority or by the laws of the jurisdiction in which the Subscriber is residing.

8.5 In this Subscription, the term "U.S. Person" shall have the meaning ascribed thereto in Rule 902 of Regulation S under the 1933 Act and for the purpose of this Subscription, includes any person in the United States.

9.  General and Miscellaneous

   (a) Governing Law: This Subscription is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Subscriber, in his personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom he is acting, irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia;

   (b) Survival: This Subscription, including, without limitation, the representations, warranties, acknowledgments and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Subscriber notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto, the completion of the issue of Units of the Company and any subsequent disposition by the Subscriber of the Shares or Warrants;

   (c) Assignment: This Subscription is not transferable or assignable by the Subscriber except pursuant to applicable law and the Company's consent;

   (d) Execution: The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof;

   (e) Severability: The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription;

   (f) Entire Agreement: Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber, or by anyone else;

   (g) Language: The undersigned hereby acknowledges that it has consented to and requested that the documents relating in any way to the purchase and sale of the Securities be drawn up in the English language only.; and

   (h)  Currency:  All monetary amounts are in  U.S.
        Dollars.
IN WITNESS WHEREOF the Subscriber has duly executed this Subscription as of the date first above mentioned.

Number of Units Subscribed:     125,000

Total Purchase Price:         US$25,000

Name and Address

Peter Loretto
-------------------------------------------
(Name of Subscriber - Please type or print)

"Peter Loretto"
-------------------------------------------
(Signature and, if applicable, Office)

3508 Granville Ave.
-------------------------------------------
(Address of Subscriber)

Richmond, BC  V7C 1C9
-------------------------------------------
(City, Province, Postal Code of Subscriber)

If the Subscriber is signing as agent or other person, please provide the name and address of the beneficial owner of the Units purchased:
Name and Address

-------------------------------------------
(Name of Subscriber - Please type or print)

-------------------------------------------
(Signature and, if applicable, Office)

-------------------------------------------
(Address of Subscriber)

-------------------------------------------
(City, Province, Postal Code of Subscriber)

                              A C C E P T A N C E

The above-mentioned Subscription is hereby accepted and the terms hereof agreed to by Trans-Orient Petroleum Ltd.

DATED at Vancouver, British Columbia, the 10th day of June, 2002.

                                 TRANS-ORIENT PETROLEUM LTD.
                                 Per:  "Garth Johnson"
                                 Authorized Signing Officer


REGISTRATION AND DELIVERY INSTRUCTIONS

1. Delivery - please deliver the Share and Warrant certificate(s) to the following street address:

    ------------------------------------------------------------------

    ------------------------------------------------------------------

    ------------------------------------------------------------------

2. Registration - registration of the single certificate which is to be delivered at closing should be made as follows: (Registration must reflect legal ownership in accordance with Subscriber's disclosure made on page 10.)

    Golden Capital Securities Ltd. In Trust For Peter Loretto RRSP #40-0987-4
    ------------------------------------------------------------------
    (name)

    #168-1177 W. Hastings Street, Vancouver, B.C. V6E 2K3
    ------------------------------------------------------------------
    (address)

    RRSP #40-0987-4
    ------------------------------------------------------------------
    (account number)

                     ACCREDITED INVESTOR CERTIFICATE FORM

The Purchaser certifies that it/he/she is an "accredited investor" as defined in Multilateral Instrument 45-103 Capital Raising Exemption (the "Instrument") promulgated under the Securities Act (British Columbia) and the Securities Act (Alberta) (each, an "Act") by virtue of qualifying as one of more of the following. Please insert a checkmark in the bracketed area beside each applicable paragraph:

Individual Purchasers

    [  x]  (a)  An individual who beneficially owns, or together with a spouse beneficially owns, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

    [  x]  (b)  An individual whose net income before taxes exceeded
                $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;
     [  ]  (c)  An individual who has been granted registration under an Act or securities legislation in another jurisdiction as a representative or a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer under the Securities Act (Ontario), other than a limited market dealer, whether or not the individual's registration is still in effect;
     [  ]  (d)  A person registered under an Act or securities
                legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

Non-Individual Purchasers

     [  ]  (e)  A company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

     [  ]  (f)  A registered charity under the Income Tax Act
                (Canada);

     [  ]  (g)  A corporation, limited partnership, limited
                liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown in its most recently prepared financial statements;

     [  ]  (h)  A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;

Institutional Purchasers

     [  ]  (i)  A Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada) or a wholly owned subsidiary of same;

     [  ]  (j)  A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Corporations Act (Canada), or under comparable legislation in any other jurisdiction or a wholly owned subsidiary of same;

     [  ]  (k)  An association under the Cooperative Credit
                Associations Act (Canada) or a wholly owned subsidiary of same located in Canada;

     [  ]  (l)  The Business Development Bank incorporated under the
                Business Development Bank Act (Canada);

     [  ]  (m)  A pension fund that is regulated by either the
                Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

     [  ]  (n)  A mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

     [  ]  (o)  A mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt;

     [  ]  (p)  An entity that is organized outside of Canada that is analogous to any of the entities referred to in paragraphs
                (e), (i), (l), (k) or (m);

Government Organizations

     [  ]  (q)  The government of Canada or of a Province of Canada, or any crown corporation or agency of a Canadian federal or provincial government;

     [  ]  (r)  Any municipality, public board or commission in
                Canada;

     [  ]  (s)  Any national, federal, state, provincial,
                territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

Dated, June 10, 2002.
"Peter Loretto"
-------------------------------------------------------------------
Signature of the Purchaser or authorized signatory of the Purchaser


Peter Loretto
-------------------------------------------------------------------
Name of Purchaser


3508 Granville Avenue, Richmond, B.C. V7C 1C9
-------------------------------------------------------------------
Address of Purchaser

This is the form required under section 135 of the Rules and, if applicable, by an order issued under section 76 of the Securities Act.

           BC FORM 45-903F1(previously Form 20A (IP))Securities Act

                    Acknowledgement of Individual Investor

    1. I have agreed to purchase from Trans-Orient Petroleum Ltd. (the "Issuer") 125,000 units (the "Securities") of the Issuer.
                  -------------

    2. I am purchasing the Securities as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Securities.

    3. I [circle one] have/have not received an offering memorandum describing the Issuer and the Securities.

    4.  I acknowledge that:

           (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND

           (b) there is no government or other insurance covering the Securities, AND

           (c)  I may lose all of my investment, AND

           (d) there are restrictions on my ability to resell the Securities and it is my responsibility to find out what those restrictions are and to comply with them before selling the Securities, AND

           (e) I will not receive a prospectus that the British Columbia Securities Act (the "Act") would otherwise require be given to me because the Issuer has advised me that it is relying on a prospectus exemption, AND

           (f) because I am not purchasing the Securities under a prospectus, I will not have the civil remedies that would otherwise be available to me, AND

           (g) the Issuer has advised me that it is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 5(g), and as a result I do not have the benefit of any protection that might have been available to me by having a dealer act on my behalf.

        5.  I also acknowledge that: [circle one]

           (a) I am purchasing Securities that have an aggregate acquisition cost of $97,000 or more, OR

           (b) my net worth, or my net worth jointly with my spouse at the date of the agreement of purchase and sale of the security, is not less than $400,000, OR

           (c) my annual net income before tax is not less than $75,000, or my annual net income before tax jointly with my spouse is not less than $125,000, in each of the two most recent calendar years, and I reasonably expect to have annual net income before tax of not less than $75,000 or annual net income before tax jointly with my spouse of not less than $125,000 in the current calendar year, OR

           (d)  I am registered under the Act, OR

           (e) I am a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

           (f) I am a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

           (g) I am purchasing securities under section 128(c) ($25,000 - registrant required) of the Rules, and I have spoken to a person [Name of registered person] of [Name of registered individual's registered dealer] who has advised me that they are registered to trade or advise in the Securities and that the purchase of the Securities is a suitable investment for me.

        6. If I am an individual referred to in paragraph 5(b), 5(c), or 5(d), I acknowledge that, on the basis of information about the Securities furnished by the Issuer, I am able to evaluate the risks and merits of the Securities because: [circle one]

           (a)  of my financial, business or investment experience, OR

           (b) I have received advice from a person [Name of registered person] of [Name of registered individual's registered dealer] who has advised me that they are:

                (i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, and

               (ii) not an insider of, or in a special relationship with, the Issuer.

The statements made in this report are true.

DATED June 10, 2002.

"Peter Loretto"
Signature of Investor

Peter Loretto
Name of Investor

3508 Granville Avenue, Richmond, B.C. V7C 1C9
Address of Investor

This is the form required under section 135 of the Rules and, if applicable, by an order issued under section 59 of the Securities Act.
            BC FORM 45-903F2(formerly Form 20A (NIP))Securities Act
             Acknowledgement of Investor that is not an Individual
    1. _______________________(the "Investor") has agreed to purchase from Trans-Orient Petroleum Ltd. (the "Issuer") ___________ Units (the "Securities") of the Issuer.

    2. The Investor is purchasing the Securities as principal, or is a trust company, insurer or portfolio manager acting on behalf of fully managed accounts and is deemed to be purchasing as principal under section 55(1) of the British Columbia Securities Act (the "Act").

    3. On closing of the agreement of purchase and sale, the Investor will be the beneficial owner of the Securities, except where the Investor is a trust company, insurer or portfolio manager acting on behalf of fully managed accounts under section 55(1) of the Act.

    4. The Investor [circle one] has/has not received an offering memorandum describing the Issuer and the Securities.

    5.  The Investor acknowledges that:

           (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND

           (b) there is no government or other insurance covering the Securities, AND

           (c)  the Investor may lose all of its investment, AND

           (d) there are restrictions on the Investor's ability to resell the Securities and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling the Securities, AND

           (e) the Investor will not receive a prospectus that the Act would otherwise require be given to the Investor because the Issuer has advised the Investor that the Issuer is relying on a prospectus exemption, AND

           (f) because the Investor is not purchasing the Securities under a prospectus, the Investor will not have the civil remedies that would otherwise be available to the Investor, AND

           (g) the Issuer has advised the Investor that the Issuer is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 6(b), and as a result the Investor does not have the benefit of any protection that might have been available to the Investor by having a dealer act on the Investor's behalf.

    6.  The Investor acknowledges that:

           (a) it is a "sophisticated purchaser" as described in paragraph 2 in the attached Appendix A [circle the applicable subparagraph in paragraph 2 in Appendix A]; OR

           (b)  the Securities were purchased under section 128(c)
                ($25,000 - registrant required) of the Rules and an authorized signatory of the Investor has spoken to [Name of registered
                person                        ] of [Name of registered
                individual's registered dealer
                             ] (the "Registered Person") who advised the
                authorized signatory that the Registered Person is registered to trade or advise in the Securities and that the purchase of the Securities is a suitable investment for the Investor; OR

           (c) the Investor is a corporation, all the voting securities of which are beneficially owned by one or more of:
                   (i) a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

                  (ii) a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

                 (iii) a spouse, parent, brother, sister, or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer.

    7. If the Investor is referred to in paragraph 6(a), the Investor acknowledges that, on the basis of information about the Securities furnished by the Issuer, the Investor is able to evaluate the risks and merits of the Securities because: [circle one]

           (a) of the financial, business or investment experience of the Investor, OR

           (b) the Investor has received advice from a person [Name of registered person] of [Name ofregistered individual's registered dealer] (the "Adviser") who has advised the Investor that the Adviser is:

                   (i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, AND

                  (ii) not an insider of, or in a special relationship with, the Issuer.

The statements made in this report are true.
DATED ______________________, 2002.




-------------------------------------------------------------------
Signature of Authorized Signatory of Investor


-------------------------------------------------------------------
Name and Office of Authorized Signatory of Investor


-------------------------------------------------------------------
Name of Investor


-------------------------------------------------------------------
Address of Investor

                        APPENDIX A TO BC FORM 45-903F2

                          (previously Form 20A (NIP))

[Circle the applicable subparagraph in paragraph 2.]
"Sophisticated purchaser" means a purchaser that, in connection with a distribution, gives an acknowledgement under section 135 of the Rules to the Issuer, where the Issuer does not believe, and has no reasonable grounds to believe, that the acknowledgement is false, acknowledging both that:

    1. the purchaser is able, on the basis of information about the investment furnished by the Issuer, to evaluate the risks and merits of the prospective investment because of

           (a) the purchaser's financial, business or investment experience, OR

           (b) advice the purchaser receives from a person who is registered to advise, or is exempted from the requirement to be registered to advise, in respect of the security that is the subject of the trade (the "Security") and who is not an insider of, or in a special relationship with, the Issuer of the Security; AND

    2.  the purchaser is one of the following [circle one]:

           (a)  a person registered under the Securities Act, OR

           (b)  an individual who:

                   (i) has a net worth, or net worth jointly with the individual's spouse, at the date of the agreement of purchase and sale of the Security, of not less than $400,000, OR

                  (ii) has had in each of the 2 most recent calendar years, and reasonably expects to have in the current calendar year:

                       [ ] annual net income before tax of not less than $75,000, OR

                       [ ] annual net income before tax, jointly with the individual's spouse, of not less than $125,000; OR

           (c)  a corporation, partnership or trust that:

                   (i)  has net assets of not less than $400,000, OR

                  (ii) has had in each of the 2 most recent calendar years, and reasonably expects to have in the current calendar year, net income before tax of not less than $125,000, OR

           (d) a corporation in which all of the voting shares are beneficially owned by sophisticated purchasers or of which the majority of the directors are sophisticated purchasers, OR

           (e) a general partnership in which all of the partners are sophisticated purchasers, OR

           (f) a limited partnership in which a majority of the general partners are sophisticated purchasers, OR

           (g) a trust in which all of the beneficiaries are sophisticated purchasers or the majority of the trustees are sophisticated purchasers.

                          CERTIFICATE OF U.S. PERSON

The Purchaser covenants, represents and warrants to TRANS-ORIENT PETROLUEM LTD. (the "Company") that:

   (a) it understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirement;

   (b) it acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

   (c) it understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Shares or exercise of Warrants. The Company gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such securities. In particular, no determination has been made whether the Company will be a "passive foreign investment company" ("PFIC") within the meaning of
        Section 1291 of the United States Internal Revenue Code;

   (d) it understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

   (e) it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

                "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF APPLICABLE. (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF THE COMPANY IS A "FOREIGN ISSUER" AS THAT TERM IS DEFINED BY REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE REGISTRAR UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

   (f) it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein;

   (g) if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Purchaser is not an individual, the office of the Purchaser at which the Purchaser received and accepted the offer to purchase the Units is the address listed on the signature page of the Subscription Agreement.

   (h) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

   (i) the Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

   (j) it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

   (k) if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless

           (i)  the sale is to the Company;

          (ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

        (iii) the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

          (iv) the Securities are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

   (l) it understands and agrees that the Warrants may not be exercised in the United States or by or on behalf of a "U.S. Person" or a person in the United States unless registered under the 1933 Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Warrants will bear a legend to such effect;

   (m) it satisfies one or more of the categories indicated below (please place an "X" on the appropriate line(s)):

[ ] Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

[ ] Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

[ ] Category 3. A broker or dealer registered pursuant to Section 15 of the
                Securities Exchange Act of 1934; or

[ ] Category 4. An insurance company as defined in Section 2(13) of the Act; or

[ ] Category 5. An investment company registered under the Investment Company
                Act of 1940; or

[ ] Category 6. A business development company as defined in Section 2(a)(48)
                of the Investment Company Act of 1940; or

[ ] Category 7. A small business investment company licensed by the U.S. Small
                Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

[ ] Category 8. A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

[ ] Category 9. An employee benefit plan within the meaning of the Employee
                Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

[ ] Category 10.A private business development company as defined in Section
                202(a)(22) of the Investment Advisors Act of 1940; or

[ ] Category 11.An organization described in Section 501(c)(3) of the Internal
                Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

[ ] Category 12.A director, executive officer or general partner of the
                Company; or

[ ] Category 13.A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

[ ] Category 14.A natural person who had an individual income in excess of
                US$200,000 in each year of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

[ ] Category 15.A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

[ ] Category 16.An entity in which each of the equity owners meets the requirements of one of the above categories.




----------------------------------------
Date


----------------------------------------
Duly authorized signatory for Purchaser


----------------------------------------
(Print name of Purchaser)